SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): November 10, 2006


                                BEXIL CORPORATION
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Maryland                  001-12233                13-3907058
--------------------------------------------------------------------------------
(State or Other Jurisdiction of (Commission File Number)    (IRS Employer
        Incorporation)                                      Identification No.)



                   11 Hanover Square  New York, NY               10005
               (Address of Principal Executive Offices)        (ZIP Code)


       Registrant's telephone number, including area code: 1-212-785-0400


                                 Not Applicable
                -------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.02   Results of Operations and Financial Condition

     On November 14, 2006 Bexil Corporation (the "Company") issued a press release announcing financial results for the third quarter ended September 30, 2006. A copy of the November 14, 2006 press release is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

     The information contained in this report on Form 8-K (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 4.02 Non-Reliance on Previous Issued Financial Statements or Related Audit Report or Completed Interim Review.

     On November 10, 2006, the Chief Financial Officer of the Company determined that the Company's financial statements filed on Form 10-QSB/A ("Form 10-QSB/A-1") for the three and six months ended June 30, 2006 should not be relied upon due to the following:

     As filed in Form 10-QSB/A-1, the Company (a) used an effective income tax rate to record income taxes that did not reflect known state allocation rates and (b) recorded the payment of the special dividend as a decrease to additional paid in capital instead of a decrease to retained earnings in shareholders' equity.

     On November 10, 2006, the Company's Chief Financial Officer alerted Tait, Weller & Baker LLP ("Tait"), the Company's independent registered public accounting firm, of the errors and discussed with Tait the required corrections and procedures as a result of the filing.

     Following consultation with Tait, the Company's management concluded that the filing of this Current Report on Form 8-K was necessary along with the filing of an amended Quarterly Report ("Form 10-QSB/A-2") restating the financial statements for the three and six months ended June 30, 2006, to correct the errors in the financial statements previously filed.

The net effect of the correction of these errors was to:

Increase the Company's reported net income by $2,963,352 for the three and six months ended June 30, 2006, to $21,207,551 and $21,673,904, respectively.

Decrease the Company's reported income tax expense by $2,963,352 for the three and six months ended June 30, 2006, to $12,685,885 and $12,959,655, respectively.

Increase the Company's reported gain on the sale of York, net of taxes, by $3,092,196 to $22,651,249 for the three and six months ended June 30, 2006, respectively.

Increase the Company's reported basic and diluted net income per share to $24.00 and $23.06, respectively, from $20.65 and $19.83, respectively, for the three months ended June 30, 2006.

Increase the Company's reported basic and diluted net income per share to $24.57 and $23.49, respectively, from $21.21 and $20.28, respectively, for the six months ended June 30, 2006.

Increase the Company's reported current assets by $811,239 to $49,494,084 at June 30, 2006, to record a refund receivable for state and local income taxes paid in 2005.

Decrease the Company's reported income taxes payable by $2,152,113 to $12,098,774 at June 30, 2006.

Increase the Company's reported additional paid in capital by $883,592 to $12,795,628 to reclassify the special dividend paid on May 31, 2006, to retained earnings at June 30, 2006.

Increase the Company's reported retained earnings by $2,079,760 to $24,410,319 at June 30, 2006, which was comprised of the increase to reported net income of $2,963,352 less the special dividend paid on May 31, 2006 of $883,592 that was reclassified from additional paid in capital in shareholders equity.

The correction of the errors on the Company's reported Condensed Statements of Cash Flows (unaudited) for the six months ended June 30, 2006, did not affect the total cash flows from operating, financing, and investing activities, but did affect individual components of cash flows from operating activities.

The following are reconciliations of the Company's restatements of the Condensed Balance Sheet (unaudited) at June 30, 2006, the Condensed Statements of Income (unaudited) for the three and six months ended June 30, 2006, and the Condensed Statements of Cash Flows (unaudited) for the six months ended June 30, 2006, from amounts previously reported:

Condensed Balance Sheet (unaudited)
                                                                    June 30, 2006        June 30, 2006
ASSETS                                                              (As Restated)        (As Reported)
                                                                 ------------------- --------------------
Current assets:
    Cash and cash equivalents                                           $ 1,426,315          $ 1,426,315
    Investment securities, available-for-sale                            47,256,530           47,256,530
    Refundable income taxes                                                 811,239                    -
                                                                 ------------------- --------------------

      Total current assets                                               49,494,084           48,682,845
                                                                 ------------------- --------------------

Other assets                                                                  9,856                9,856
                                                                 ------------------- --------------------

      Total assets                                                     $ 49,503,940         $ 48,692,701
                                                                 =================== ====================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued expenses                                 $ 190,383            $ 190,383
    Income taxes payable                                                 12,098,774           14,250,887
                                                                 ------------------- --------------------

      Total current liabilities                                          12,289,157           14,441,270
                                                                 ------------------- --------------------

Commitments and contingencies (Note 10)                                           -                    -

Shareholders' equity
    Common stock, $0.01 par value, 9,900,000 shares authorized,
      883,592 shares issued and outstanding                                   8,836                8,836
    Series A participating preferred stock, $0.01 par value, 100,000
      shares authorized, -0- shares issued and outstanding                        -                    -
    Additional paid-in capital                                           12,795,628           11,912,036
    Retained earnings                                                    24,410,319           22,330,559
                                                                 ------------------- --------------------

      Total shareholders' equity                                         37,214,783           34,251,431
                                                                 ------------------- --------------------

      Total liabilities and shareholders' equity                       $ 49,503,940         $ 48,692,701
                                                                 =================== ====================

Condensed Statements of Income (unaudited)

                                                               Three Months Ended                   Six Months Ended
                                                                  June 30, 2006                      June 30, 2006
                                                          (As Restated)    (As Reported)     (As Restated)    (As Reported)
                                                           -----------      -----------       -----------      -----------
Revenues
    Consulting and other                                      $ 2,000          $ 2,000          $ 5,000          $ 5,000
    Dividends and interest                                    435,827          435,827          571,256          571,256
                                                              -------          -------          -------          -------
                                                              437,827          437,827          576,256          576,256
                                                              -------          -------          -------          -------
Expenses
    Compensation and benefits                                 182,871          182,871          385,563          385,563
    Professional                                               91,125           91,125          302,243          302,243
    General and administrative                                 26,671           26,671           83,058           83,058
                                                               ------           ------           ------           ------
                                                              300,667          300,667          770,864          770,864
                                                              -------          -------          -------          -------
Income (loss) before income taxes and
    equity in loss of York Insurance
    Services Group, Inc.                                      137,160          137,160         (194,608)        (194,608)

Income tax expense (benefit)                                 (224,781)        (353,625)          48,989          (79,855)

Equity in loss of York Insurance
    Services Group, Inc.                                   (1,805,639)      (1,805,639)        (733,748)        (733,748)
Gain on sale of York Insurance Services
    Group, Inc., net of taxes                              22,651,249       19,559,053       22,651,249       19,559,053
                                                           ----------       ----------       ----------       ----------
Net income                                               $ 21,207,551     $ 18,244,199     $ 21,673,904     $ 18,710,552
                                                         ============     ============     ============     ============

Per share net income:
    Basic                                                     $ 24.00          $ 20.65          $ 24.57          $ 21.21
    Diluted                                                   $ 23.06          $ 19.83          $ 23.49          $ 20.28

Average shares outstanding:
    Basic                                                     883,592          883,592          882,001          882,001
    Diluted                                                   919,848          919,848          922,783          922,783

Condensed Statements of Cash Flows (unaudited)

                                                                              Six Months Ended
                                                                               June 30, 2006
Cash Flows from Operating Activities                                    (As Restated)     (As Reported)
                                                                         -----------       -----------
    Net income                                                          $ 21,673,904      $ 18,710,552

    Adjustments to reconcile net income to net cash
      provided by (used in) operating activities
        Gain on sale of York Insurance Services Group, Inc.              (35,561,915)      (35,561,915)
        Equity in loss of York Insurance Services Group, Inc.                733,748           733,748
        Decrease in deferred taxes                                         1,102,448         1,102,448
        Non-cash stock compensation                                           67,145            67,145
        Accretion of discount on investment security                        (377,930)         (377,930)
    Proceeds from sale of York Insurance Services Group, Inc.             38,864,121        38,864,121
    Bonuses and other net transactions costs paid upon consummation
      of the sale of York Insurance Services Group, Inc.                  (2,170,728)       (2,170,728)
    Increase in refundable income taxes                                     (811,239)                -
    Decrease in accounts payable and accrued expenses                       (376,898)         (376,898)
    Increase in income taxes payable                                      11,870,656        14,022,769
                                                                          ----------        ----------
      Net cash provided by operating activities                           35,013,312        35,013,312
                                                                          ----------        ----------
Cash flows from investing activities
Purchase of investment security                                          (46,878,600)      (46,878,600)
                                                                         -----------       -----------
      Net cash used in investing activities                              (46,878,600)      (46,878,600)
                                                                         -----------       -----------
Cash flows from financing activities
Dividend paid                                                               (883,592)         (883,592)
Proceeds from exercise of common stock options                                86,360            86,360
                                                                              ------            ------

      Net cash used in financing activities                                 (797,232)         (797,232)
                                                                            --------          --------
      Net decrease in cash and cash equivalents                          (12,662,520)      (12,662,520)

Cash and cash equivalents
    Beginning of period                                                   14,088,835        14,088,835
                                                                          ----------        ----------
    End of period                                                        $ 1,426,315       $ 1,426,315
                                                                         ===========       ===========
Supplemental disclosure:
    Income taxes paid                                                      $ 797,790         $ 797,790

Item 9.01 Financial Statements and Exhibits

          (c)  Exhibits.


               Exhibit No.   Description of Exhibit
               ==========    =================================================
                    99.1     November 14, 2006 Press Release Announcing Third
                             Quarter 2006 Financial Results

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                BEXIL CORPORATION


Date:     November 14, 2006                     /s/Thomas O'Malley
                                                -----------------
                                                Thomas O'Malley
                                                Chief Financial Officer

EXHIBIT 99.1

Bexil Corporation Announces Third Quarter 2006 Financial Results

NEW YORK - Bexil Corporation (AMEX: BXL) today reported its financial results for the third quarter ended September 30, 2006.

Revenue. Revenue increased approximately $497,000 and $951,000 for the three months and nine months ended September 30, 2006, respectively, compared to 2005 mainly due to an increase in dividend and interest income. Cash balances increased over the same period due to the proceeds from the sale of York on April 28, 2006 and to dividends received from York in 2005.

Expenses. Total expenses increased approximately $36,000 and $293,000 for the three months and nine months ended September 30, 2006, respectively, compared to 2005.

Compensation and benefits increased approximately $66,000 and $206,000 for the three months and nine months ended September 30, 2006, respectively, compared to 2005. The Company recognized approximately $26,000 and $93,000 in compensation expense for unvested stock options due to the adoption of SFAS 123(R) for the three months and nine months ended September 30, 2006, respectively. Compensation also increased due to an increase in jointly used administrative and support functions incurred by Winco and allocated to the Company.

Professional expenses decreased approximately $49,000 and increased approximately $81,000 for the three months and nine months ended September 30, 2006, respectively compared to 2005. The variances are attributable to the timing of expenses incurred leading up to the York sale transaction partially offset by lower audit and legal expenses in 2006 compared to 2005.

Business Overview. The Company is seeking to acquire and/or develop one or more businesses. There are no limits on the types of businesses or fields in which the Company may devote its assets. No businesses to acquire or develop have been identified by the Company at this time. We have no plans to dissolve and liquidate the Company. We may decide to use most of the proceeds from the sale to start up and develop a business or to explore other alternatives, such as an acquisition of, or business combination with, another entity or entities. At this time our Board of Directors has not made any decision to pursue any of these options.

On May 2, 2006, Bexil announced its business acquisition parameters. See www.bexil.com.

Net income. Net income was $21,804,524 or $23.69 per share on a diluted basis for the nine months ended September 30, 2006, compared to net income of $1,429,617 or $1.63 per share on a diluted basis for the nine months ended September 30, 2005.

Bexil's 10-QSB for the third quarter ended September 30, 2006 may be accessed at www.sec.gov and at www.bexil.com.

About Bexil Corporation
Bexil is a holding company. At September 30, 2006, the Company had positive working capital of $37,388,008, total assets of $40,676,441, no long-term debt, and shareholders' equity of $37,388,008. More information about Bexil may be found at www.bexil.com. Approximately 25% of Bexil's shares are owned by Winmill & Co. Incorporated (OTC: WNMLA), which is engaged through subsidiaries in stock market and gold investing through its investment management of equity and gold mutual funds.

Safe Harbor Note
Certain of the statements and predictions contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, any statements, projections or estimates that include or reference the words "believes," "intends," "anticipates," "plans," "expects," "will," or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. More information on potential risks and uncertainties is available in the Company's recent filings with the Securities and Exchange Commission, including its Form 10-KSB, quarterly Form 10-QSB reports and Forms 8-K.

Contact:  Thomas O'Malley
          Chief Financial Officer
          1-212-785-0400, ext. 267
          tomalley@bexil.com
          www.bexil.com